U.S.B. HOLDING CO., INC.
                                  SUBSIDIARIES

                                   EXHIBIT 21

                               December 31, 1997

Union State Bank
100 Dutch Hill Road
Orangeburg, New York 10962

Union State Capital Trust I
100 Dutch Hill Road
Orangeburg, New York 10962

Ad Con Inc.
100 Dutch Hill Road
Orangeburg, New York 10962

U.S.B. Realty Corp. (subsidiary of Union State Bank)
100 Dutch Hill Road
Orangeburg, New York 10962

U.S.B. Financial Services, Inc. (subsidiary of Union State Bank)
100 Dutch Hill Road
Orangeburg, New York 10962

Dutch Hill Realty Corp. (subsidiary of Union State Bank)
100 Dutch Hill Road
Orangeburg, New York 10962